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                                                               EXHIBIT 10(b)


                  SUBJECT TO THE APPROVAL OF THE STOCKHOLDERS
                  AT THEIR ANNUAL MEETING ON APRIL 21, 1994




                              THE GILLETTE COMPANY

                     Stock Equivalent Unit Plan, as amended



1. PURPOSE. The purpose of the Stock Equivalent Unit Plan is to provide an incentive and reward to key salaried employees of The Gillette Company and its subsidiaries who can make substantial contributions to the success of the business. To that end, the Plan provides an opportunity for such key salaried employees to participate in that success through awards of stock equivalent units, subject to the conditions set forth in the Plan.

2. DEFINITIONS. Unless the context otherwise requires, the following words have the following meanings for purposes of the Plan.

     2.1 Basic stock unit - A stock equivalent unit awarded to a participant pursuant to Section 4.2.

     2.2  Committee - The Personnel Committee established by the
Board of Directors of the Company.

     2.3  Company - The Gillette Company, a Delaware corporation.

     2.4 Disability - Mental or physical disability, either occupational or non-occupational in cause, which, in the opinion of the Committee, on the basis of medical evidence satisfactory to it, prevents the employee from engaging in any occupation or employment for wage or profit and is likely to be permanent.

     2.5 Dividend equivalent unit - A stock equivalent unit which is credited to a participant's account as the result of conversion of amounts credited to the account in respect of dividends, as provided in Section 5.2.

     2.6 Employee - Any person, whether or not an officer or director of the Company or any subsidiary, who is regularly employed by the Company or a subsidiary on a salaried full-time basis, or who, under conditions approved by the Committee, is regularly employed by the Company or subsidiary on a salaried part-time basis.

     2.7.1 Maturity date (with respect to awards made on or before 12/31/83) - When used with respect to an award, March l5 of the tenth calendar year following the calendar year in which the award was made.

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     2.7.2     Maturity date (with respect to awards made after
12/31/83) - When used with respect to an award, March 15 of the seventh calendar year following the calendar year in which the award was made.

     2.8 Normal retirement date - In the case of any participant, the date prescribed under the Retirement plan maintained by his employer as his normal retirement date (or, if no such plan is maintained by his employer, the normal retirement date prescribed under The Gillette Company Retirement Plan).

     2.9 Plan - The Stock Equivalent Unit Plan set forth herein, as from time to time amended.

     2.10 Share - A share of the Company's common stock as the same is constituted from time to time.

     2.11 Stock equivalent unit - A measure of value equal in amount to the value of one share at the time of reference.

     2.12 Subsidiary - Any corporation in which the Company owns, directly or indirectly, stock possessing fifty percent or more of the total combined voting power of all classes of stock or over which the company has effective operating control.

     2.13 (A) Total credits - When used with respect to an individual account, the sum of (a) the excess, if any, of (i) the value of that number of shares which is equal to the number of basic stock units credited to the account in respect of awards in designated years, after adjustment for any prior payments, over
(ii) the value on the date of the respective awards of that number of shares which corresponds, after adjustment for stock splits, stock dividends and similar capital changes, to the number of basic stock units referred to in (i), except that for awards made after 12/31/78, the amount of the excess cannot exceed an amount equal to the value on the date of the respective awards of that number of shares which corresponds, after adjustment for stock splits, stock dividends and similar capital changes, to the number of basic stock units referred to in (i), plus (b) the value of that number of shares which is equal to the number of dividend equivalent units then credited to the account in respect of such awards plus (c) any amounts then credited to the account based on dividend payments attributable to such awards which have not been converted into dividend equivalent units.


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     2.14 Value - When used with respect to a share

          (a) On the date of an award of basic stock units, the average of the reported high and low sales prices of the shares as quoted on a composite basis;

          (b) For purposes of converting dividend credits into dividend equivalent units, the average of the reported closing prices of the shares as quoted on a composite basis on the last business day of the months of December, January, and February immediately preceding the March l5 on which such conversion occurs;

          (c) For purposes of determining the amount payable in respect of an interest which becomes vested or for purposes of determining the amount payable, in cases not covered by (d) or
(e) below, in respect of an interest which previously became vested, the average of the reported closing prices of the shares as quoted on a composite basis on the last business day of the twelve calendar months immediately preceding the March l5 on which such vesting occurs or the month in which such payment becomes payable;

          (d) For purposes of determining the amount payable to a terminating participant or to the estate of a deceased participant, the average of the reported closing prices of the shares as quoted on a composite basis on the last business day of the twelve calendar months immediately preceding the month in which the participant's employment terminates or the participant dies or the twelve consecutive calendar months including and ending with that month if such termination or death occurs on or after the last business day of that month;

          (e) For purposes of determining the amount payable with respect to an award on or after the maturity date thereof, the average of the reported closing prices of the shares as quoted on a composite basis on the last business day of the twelve calendar months immediately preceding such maturity date;

     2.15 Unapproved Change in Control shall mean the happening of any one of the following events, which, in each case, was not recommended to the shareholders by a vote of at least two-thirds of the non-employee directors of the Company then still in office who were in office two years prior to such event:

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          (a) Any person within the meaning of Sections 13(d) and
14(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than the Company or any of its subsidiaries, has become the beneficial owner, within the meaning of Rule 13d-3 under the 1934 Act, of 20% or more of the combined voting securities;

          (b) A tender offer or exchange offer, other than an offer by the Company, pursuant to which shares of the Company's common stock have been purchased;

          (c) The stockholders or directors of the Company have approved an agreement to merge or consolidate with or into another corporation and the Company is not the surviving corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation); or


          (d) During any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors cease for any reason to constitute at least a majority thereof. For this purpose, new directors who were elected, or nominated (or approved for nomination in the case of nomination by a Committee of the Board) for election by shareholders of the Company, by at least two thirds of the directors then still in office who were, or are deemed to have been directors at the beginning of the period, shall be deemed to have been directors at the beginning of the period.

     2.16 Approved Change in Control shall mean the happening of any one of the following events, which, in each case was recommended to the shareholders by a vote of at least two-thirds of the non-employee directors of the Company then still in office who were in office two years prior to such event:

          (a) Any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than the Company or any of its subsidiaries, has become the beneficial owner, within the meaning of Rule 13d-3 under the 1934 Act, of 20% or more of the combined voting securities;


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          (b) A tender offer or exchange offer, other than an
offer by the Company, pursuant to which shares of the Company's common stock have been purchased;

          (c) The stockholders or directors of the Company have approved an agreement to merge or consolidate with or into another corporation and the Company is not the surviving corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation); or

          (d) During any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors cease for any reason to constitute at least a majority thereof. For this purpose, new directors who were elected, or nominated (or approved for nomination in the case of nomination by a Committee of the Board) for election by shareholders of the Company, by at least two thirds of the directors then still in office who were, or are deemed to have been directors at the beginning of the period, shall be deemed to have been directors at the beginning of the period.

3.   ADMINISTRATION.

     3.1 The Plan shall be administered by the Personnel Committee heretofore established by the Board of Directors of the Company no member of which shall be an employee of the Company or of any subsidiary. The Committee shall have authority, not inconsistently with the Plan, (a) to determine which of the eligible Employees of the Company and its subsidiaries shall be awarded basic stock units; (b) to determine the times when basic stock units shall be awarded and the number of basic stock units to be awarded to each participant; (c) to determine the time or times when amounts may become payable with respect to stock equivalent units within the limits provided in the Plan; (d) to prescribe the form of the instruments evidencing any basic stock units awarded under the Plan (which forms need not be identical);
(e) to adopt, amend and rescind rules and regulations for the administration of the Plan and the stock equivalent units and for its own acts and proceedings; and (f) to decide all questions and connection settle all controversies and disputes which may arise in with the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all parties concerned.

     3.2 The maximum number of basic stock units which may be awarded under the Plan is 20,700,000 subject to adjustment as provided under Section 8.3. No basic stock units may be awarded under the Plan after April 15, 1999.


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4.   PARTICIPATION.

     4.1 The participants in the Plan shall be such key salaried Employees as may be selected from time to time by the Committee. Directors who are not employees shall not be eligible. The Employees to whom basic stock units are awarded at any time may include Employees to whom basic stock units were previously granted under the Plan.

     4.2 Awards of basic stock units shall be made from time to time by the Committee in its discretion. In addition, with respect to any award, the Committee shall have discretion to provide that all or any portion of that award shall be contingent on achievement by the participant or by any unit or units of the Company of any performance goal or goals over any period or periods of time ending before March 15 of the third year following the date of the award. Notwithstanding the above, the Committee may not award more than 50,000 basic stock units to any participant in any calendar year subject to adjustment as provided under Section 8.3.

5.   INDIVIDUAL ACCOUNTS.

     5.1 The Committee shall maintain a separate account for each award made under the Plan. Each such account shall show the information necessary to compute the participant's total credits in respect of each award, including the number of basic stock units awarded to the participant, the value of an equal number of shares on the date of the award, the amount credited to the account in respect of dividends, as provided below, the number of dividend equivalent units credited to the account and details as to any payments under the Plan which are deducted from the account.

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     5.2  Whenever the Company pays a dividend (other than a
stock dividend) upon its outstanding common stock, there shall be credited to the separate account for each award a dollar amount equal to the value of such dividend per share multiplied by the number of stock equivalent units credited to the account on the record date for such dividend. However, no such credits shall be made with respect to any award after the maturity date thereof or after the date on which the participant ceases to be an employee. As of March 15 in each year the aggregate of the amounts so credited to the account since the prior March 15 shall be converted into a number of dividend equivalent units by dividing such aggregate by the value of a share.

     5.3 In the event of a dividend payable in shares, or in the event of a stock split or combination of shares, the Committee shall make a corresponding change in the number of basic stock units and dividend equivalent units then credited to the account.

     5.4 On the maturity date of an award, the total amount payable with respect to such award shall become a fixed amount which will not change thereafter except that the Committee may provide for the payment of interest beginning at maturity on amounts whose payment is deferred to a date thereafter. Such fixed amount shall be the total credits in respect of such award on such maturity date.

     5.5 Whenever a payment is made under the Plan to a participant with respect to any award, there shall be a corresponding reduction in the number of stock equivalent units and other amounts credited to the participant's account in respect of such award, or in the case of a payment after maturity date or after the date on which the participant ceases to be an employee, in the amount then credited to the account. A similar reduction shall be made if a participant forfeits any portion of his interest in any awards.

6.   PAYMENT.

     6.1 Payments to a participant under the Plan may be made from time to time when segments of his total credits in respect of an award become vested, or payment may be deferred, all in accordance with rules established from time to time by the Committee.

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     6.2.1     With respect to awards made on or before 12/31/83
fifteen percent of the total credits in respect of an award shall become vested on March 15 of the fourth calendar year following the calendar year of the award, an additional fifteen percent thereof (or, in cases of vesting after one or more prior payments under Section 6.3, the applicable vesting percentage thereof as provided below) shall become vested on March 15 of the fifth, sixth, seventh, eighth, and ninth calendar years following the calendar year of the award, and any unvested balance thereof shall become vested on the maturity date of such award.

     6.2.2 With respect to awards made after 12/31/83 twenty percent of the total credits in respect of an award shall become vested on March 15 of the third calendar year following the calendar year of the award, an additional twenty percent thereof (or, in cases of vesting after one or more prior payments under Section 6.3, the applicable vesting percentage thereof as provided below) shall become vested on March 15 of the fourth, fifth, and sixth calendar years following the calendar year of the award, and any unvested balance thereof shall become vested on the maturity date of such award.

     6.2.3 Such vesting as described above shall occur only if the participant is an employee on the date of vesting and has been an employee continuously since the date of the award. The total credits in respect of all awards not at that time subject to any contingency pursuant to Section 4.2 shall become fully vested if the participant, while an employee, dies, incurs a disability, retires prior to his normal retirement date with the consent of the Company and under conditions approved by the Committee, or retires on or after his normal retirement date, and the total amount payable with respect thereto shall become a fixed amount which will not change thereafter, except that the Committee may provide for the payment of interest on amounts whose payment is deferred to a date thereafter. If the employment of a participant terminates as a result of the merger, sale or other absorption or termination of operations of a subsidiary or a division, all credits in respect of any such participant's award not at that time subject to any contingency pursuant to Section 4.2 may become vested if the Committee, in its sole discretion, determines such action to be in the best interests of the Company, and the total amount payable with respect thereto shall become a fixed amount which will not change thereafter, except that the Committee may provide for the payment of interest on amounts whose payment is deferred to a date thereafter. In connection with the determination of any participant's vested rights under this paragraph 6.2.3, the Committee may retroactively remove any contingency in effect pursuant to Section 4.2. Notwithstanding the above, in the event of an Unapproved or Approved Change in Control, if a participant retires prior to his normal retirement date the consent of the Company shall not be required and all credits and all contingencies with respect to the awards of such participant shall become fully vested and immediately payable.

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     6.2.3.l  In the event of an Unapproved Change in Control,
all contingencies then in effect pursuant to Section 4.2 shall be automatically removed and the total credits in respect of all awards of a participant shall become fully vested and payable (1) upon termination of the employment of a participant for any reason within one year following the Unapproved Change in control, or (2) upon termination of the employment of a participant at any time after an Unapproved Change in Control if such termination (a) is initiated by the Company, except that termination for willful misconduct shall not be treated as a termination under this subparagraph (2), or (b) is initiated by the participant for Good Reason. In the event of an Approved Change in Control, all contingencies then in effect pursuant to
Section 4.2 shall be automatically removed and the total credits in respect of all awards of a participant shall become fully vested and payable upon termination of the employment of a participant after an Approved Change in Control if such termination is (i) initiated by the Company, except that termination for willful misconduct shall not be treated as a termination under this sentence, or (ii) initiated by the participant for Good Reason. Good Reason, as used herein, shall mean any of the following: Assignment of any duties inconsistent with the position, duties, responsibilities and status of the employee or reduction or adverse change in the nature or status of responsibilities of the employee from those which existed on the date immediately preceding an Approved or Unapproved Change in Control; any reduction by the Company or any successor entity in the employees' compensation including benefits, other than such reduction required by law or required to maintain the tax-qualified status of any benefit Plan, from those which existed on the date immediately preceding an Approved or Unapproved Change in Control; or the Company or any successor entity requiring the employee to be based at a location in excess of fifty miles from the location where the employee is based on the date immediately preceding an Approved or Unapproved Change in Control.


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     6.2.3.2   Notwithstanding any other provision of this Plan,
(a) upon an employer-initiated termination of employment of a participant pursuant to the Restructuring Plan approved by the Board of Directors of the Company at its meeting on December 18, 1986, the Reorganization Plan approved by the Board of Directors of the Company at its meeting on December 14, 1989 or the 1994 Realignment Plan and Parker Integration Plan, or (b) upon the sale or other disposition of the unit, division or subsidiary in which a participant is employed pursuant to the Restructuring Plan approved by the Board of Directors of the Company at its meeting on December 18, 1986, or the Reorganization Plan approved by the Board of Directors of the Company at its meeting on December 14, 1989, which sale or other disposition results in the participant no longer being employed by the Company or any of its subsidiaries, all contingencies then in effect pursuant to
Section 4.2 shall be automatically removed except with respect to contingencies which expire on February 19, 1987. Further, in such event, the total credits in respect of all awards of a participant for which no contingencies remain in effect shall become fully vested and the amount of such awards shall be fixed and payable. With respect to awards or segments of awards which become vested under this subparagraph or any other award or segment thereof which becomes payable by reason of the participant's termination of employment, the participant may elect to receive such awards upon termination of employment or may, prior to the date participant's employment with the Company or any subsidiary terminates, elect to defer such award in accordance with the provisions of Paragraph 6.2.3 and rules established from time to time by the Committee. Notwithstanding the above, the removal of contingencies and the granting of vesting and deferral rights provided for in this Paragraph
6.2.3.2 shall serve as partial consideration for a settlement of all claims and disputes which the participant may have against the Company, its subsidiaries, employees and agents and shall be subject to the execution by the participant of a release and settlement agreement in a form to be prescribed by the Committee.

     6.2.4 In order to make proper adjustment for any previous payments under Section 6.3, the applicable vesting percentage to be used in computing vested segments under the foregoing provisions of this Section 6.2 and in computing the amount of a payment under Section 6.3 or Section 6.4 shall be determined as follows


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          (a) In computing such vested segment or the amount or a
          payment under section 6.3 for awards made prior to 12/31/83, the applicable vesting percentage to be applied to the total credits in respect of a particular award shall be equal in value to a fraction whose numerator is fifteen (or ten in the case of the final vested installment) and whose denominator is (i) 100 minus
          (ii) fifteen multiplied by the number of vested segments previously paid to the participant under Section 6.3. Payment of each vested segment shall be considered a separate payment.

          (b) In the case of a payment under section 6.4 for awards made prior to 12/31/83, the applicable vesting percentage to be applied to the total credits in respect of a particular award shall be equal in value to a fraction whose numerator is
          (i) fifteen multiplied by the number of segments of the award which have become vested in accordance with the foregoing provisions prior to the date on which the participant ceases to be an employee (but not more than 100) minus (ii) fifteen multiplied by the number of vested segments previously paid to the participant under Section 6.3, and whose denominator is 100 minus (ii) above.

          (c) In computing such vested segment or the amount of a payment under section 6.3 for awards made after 12/31/83, the applicable vesting percentage to be applied to the total credits in respect of a particular award shall be equal in value to a fraction whose numerator is twenty and whose denominator is (i) 100 minus (ii) twenty multiplied by the number of vested segments previously paid to the participant under Section 6.3. Payment of each vested segment shall be considered a separate payment.

          (d) In the case of a payment under section 6.4 for awards made after 12/31/83, the applicable vesting percentage to be applied to the total credits in respect of a particular award shall be equal in value to a fraction whose numerator is (i) twenty multiplied by the number of segments of the award which have become vested in accordance with the foregoing provisions prior to the date on which the participant ceases to be an employee (but not more than 100) minus (ii) twenty multiplied by the number of vested segments previously paid to the participant under Section 6.3, and whose denominator is 100 minus (ii) above.


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     6.3  Prior to any date on which a participant is to acquire a vested interest or additional vested interest in the total credits in respect of an award, the participant shall make an election, at the time and in a manner specified by the Committee, as to the time when payment is to be made of the segment or segments of such total credits which may become vested on such date. The participant may elect (a) to receive payment within a reasonable time after such date or (b) to defer payment in accordance with rules established from time to time by the Committee. In the event of an Approved or Unapproved Change in Control, the participant may, upon any date, revoke his election to defer receipt of any or all interests in respect of an award and the Company shall make payment to the participant of the value of any vested interest or interests, within a reasonable time after such revocation and with respect to interests which have not yet vested as of the date of such revocation, within a reasonable time after such interests become vested. If no such election is made, payment shall be made within a reasonable time after the date on which such vested interest or additional vested interest is acquired.

The amount of any payment shall be computed by multiplying the total credits in respect of the award at the time of payment, or in the case of revocation of an election to defer, at the time of such revocation, by the applicable vesting percentage. The Committee may provide for the payment of interest beginning upon maturity for amounts deferred beyond maturity.

     6.4 If a participant ceases to be an employee for any reason not specified in Section 6.2, his vested interest in respect of each award shall thereupon become a fixed amount which will not change thereafter. Such fixed amounts shall be determined by multiplying the total credits in respect of each award on the date of termination of employment by the applicable vesting percentage. The participant shall thereupon forfeit his interest in any amounts then credited to his account to the extent his interest has not become vested. Payment of vested interests shall be made in accordance with rules established from time to time by the Committee.

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     6.5  If a participant dies prior to termination of his
employment, an amount equal to his total credits in respect of all awards not subject to any contingency pursuant to Section 4.2 shall be paid to his executor or administrator or as otherwise provided by law valued as of the date of death.

     6.6 All payments will be made in cash and will be subject to any required tax withholdings.

7.   AMENDMENT AND TERMINATION.

     7.1 The Board of Directors of the Company or the Personnel Committee of the Board of Directors if and to the extent authorized may at any time amend the Plan for the purposes of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may be permitted by law, except that neither the Board of Directors or the Personnel Committee of the Board of Directors may, without the approval of the stockholders of the Company, increase the maximum number of basic stock units that may be awarded under the Plan or the maximum annual grant for each participant (subject to Section 8.3) or increase the time within which basic stock units may be awarded, as provided in Section 3.2, or extend the maturity date of an award beyond March 15 of the tenth calendar year following the calendar year in which the award was made. Notwithstanding the above, in the event of an Approved or Unapproved Change in Control, no amendment to the Plan which provides for prospective Plan benefits and other terms and conditions any less favorable to Plan participants than those which existed prior to the amendment shall be effective unless it provides that all contingencies which are then in existence be removed and all awards which are unvested prior to such amendment shall become immediately vested and payable.

     7.2 The Board of Directors of the Company may terminate the Plan at any time except that after an Approved or Unapproved Change in Control such Plan may not be terminated without providing that all contingencies then in existence shall be removed and all unvested awards shall become immediately vested and payable.

     7.3 No such amendment or termination shall adversely affect the rights of any participant (without his consent) under any award previously made or after an Approved Change in Control deprive a participant of a benefit or right which became operative upon an Approved Change in Control or after an Unapproved Change in Control deprive a participant of a benefit or right which became operative upon an Unapproved Change in Control.


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8.   MISCELLANEOUS.
     8.1 The interest under the Plan of any participant, his heirs or legatees shall not be alienable by the participant, his heirs or legatees by assignment or any other method and shall not be subject to being taken by his creditors by any process whatsoever.

     8.2 The Plan shall not be deemed to give any participant or employee the right to be retained in the employ of the Company or any subsidiary nor shall the Plan interfere with the right of the Company or any subsidiary to discharge any employee at any time.

     8.3 In the event of a stock dividend, split-up or combinations of shares, recapitalization or merger in which the Company is the surviving corporation or other similar capital change, the number and kind of shares of stock or securities of the Company to be used as a basis for granting awards under the Plan, the units then outstanding or to be granted thereunder, the maximum number of basic stock units which may be granted, the maximum annual grant for each participant, the unit value and other relevant provisions shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be binding on all persons. In the event of a consolidation or a merger in which the Company is not the surviving corporation or complete liquidation of the Company, all outstanding basic stock units and dividend equivalent units shall thereafter accrue no further value, provided that at least twenty days prior to the effective date of any such consolidation or merger, the Board of Directors shall either (a) make all outstanding basic units and dividend equivalent units immediately vested and payable, or (b) arrange to have the surviving corporation grant replacement units to the participants.

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